UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2025

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2025, the Board of Directors (the “Board”) of Beneficient (the “Company”) appointed James G. Silk as interim Chief Executive Officer, effective immediately. As interim Chief Executive Officer, Mr. Silk succeeds Brad Heppner, whose separation from the Company and resignation as Chairman of the Board and from his role as Chief Executive Officer was effective June 19, 2025.

Mr. Silk, age 56, has more than 20 years of experience in the financial services industry and previously served as Executive Vice President and Chief Legal Officer of the Company, overseeing the Company’s operations, underwriting, risk, and legal groups, from January 2020 until May 2024. He also served as a member of the Board from January 2020 until May 2024. Following his departure from the Company in May 2024, Mr. Silk provided certain ad hoc consulting services to the Company. Prior to joining the Company in 2020, Mr. Silk was a Partner in the Asset Management Group of international law firm, Willkie Farr & Gallagher LLP, where he worked for more than 13 years. Prior to that position, Mr. Silk was an attorney at international law firm, A&O Shearman LLP.

In connection with his appointment as Interim Chief Executive Officer, on July 20, 2025, the Company entered into an employment agreement with Mr. Silk (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Silk will serve as interim Chief Executive Officer until a successor Chief Executive Officer is appointed or until Mr. Silk’s earlier resignation or termination. The Employment Agreement provides that Mr. Silk will be entitled to receive an annualized base salary of $750,000 and is eligible to receive equity awards pursuant to the 2023 Beneficent Long Term Incentive Plan, the Beneficient Management Partners, L.P. Equity Incentive Plan or any prior incentive plan of the Company, its predecessor or subsidiaries. The Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-solicitation, non-disparagement and indemnification.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Mr. Silk and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 21, 2025, the Company issued a press release announcing the appointment of Mr. Silk as the Company’s interim Chief Executive Officer and the appointment of Thomas O. Hicks as the Company’s Chairman of the Board.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated July 20, 2025, by and between Beneficient and James G. Silk.

99.1	Press Release issued by Beneficient, dated July 21, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	July 21, 2025